UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) March 12, 2004.
       -------------------------------------------------------------------

                            GENESIS BIOVENTURES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


       New  York                     000-30252                 98-0163232
 ----------------------------      -------------          -------------------
 (State or other jurisdiction       (Commission              (IRS Employer
      of  incorporation)           File  Number)          Identification No.)

              1A-3033 King George Hwy., Surrey, BC, Canada V4P 1B8
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (604) 542-0820
                            -------------------------
               Registrant's telephone number, including area code

                                      None
               --------------------------------------------------
                  (Former Address If Changed since Last Report)


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Item  5  -  Other  Events
-------------------------

On March 12, 2004, Genesis Bioventures, Inc. (the "Company" or "GBI") was advised by Sterling Financial Investment Group, Inc. of Miami Florida, (Sterling) that subscription agreements were received with respect to a previously announced private placement offering in aggregate in excess of $2 million US.

The terms of the offering permitted investors to acquire 13-month Senior Convertible Notes in an aggregate maximum principal amount of up to $3,000,000. Each Note will have a face value of $1,000 or multiples thereof. Each Note will be accompanied by Warrants to purchase an additional 500 Shares for each $1,000 of face amount of Notes being purchased. The conversion price of the Notes based on the March 12th closing will be $0.69 per share, and the exercise price of the Warrants based on the March 12th closing will be $0.83.

The funds from this private placement will be used by the Company to continue its current business activities, complete the proposed merger with Corgenix Medical Corporation (Corgenix) and to advance $500,000 to Corgenix as provided for in the Merger Agreement, discussed below.

As a consequence of the completion of the private placement, the Company signed a definitive merger agreement with Corgenix on March 12, 2004 to combine the two companies. Under the terms of the merger agreement, GBI will issue 14,000,000 Common shares in exchange for 100% of the outstanding Corgenix shares.

The terms of the merger agreement also provide that Corgenix's current management team will assume the responsibility of managing the combined entity. GBI will be the surviving entity and its Board of Directors will be equally divided with four members each from the Company and Corgenix. GBI's current Chairman and CEO, Greg McCartney and Dr. Luis Lopez, currently CEO and Chairman of Corgenix, will be Co-Chairmen of the combined entity. Corporate headquarters will be located at the Corgenix site in Westminster, Colorado.

The proposed merger is subject to the satisfaction of a number of contingencies including, a regulatory review by the SEC, approval by the shareholders of each company, the successful completion of a second round of merger-related equity financing, and customary closing conditions. The merger is expected to be consummated in the third quarter of this year. There is no assurance that the conditions of closing will be met on a timely basis.

On March 24, 2004 the company received the net proceeds of the private placement and advanced $500,000 of such sum to Corgenix in accordance with the terms of the merger agreement.

References to the merger agreement, Convertible Note, Warrant and Corgenix Note are qualified in their entirety to the complete text of such documents filed as exhibits hereto.

Item  7.     Financial Statements, Pro Forma Financial Information and Exhibits.
--------     -------------------------------------------------------------------

c.     Exhibits.

          2.1     Merger  Agreement  between  the  Company  and  Corgenix
          4.1 Form of Convertible Note and Warrant issued by the Company to the Purchasers in the Private Placement
          4.2     Form  of  Corgenix  Note  to  the  Company  for  $500,000


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENESIS  BIOVENTURES,  INC.
                                            (Registrant)

Dated:  March  24,  2004                    By   /s/  E.  Greg  McCartney
                                            -----------------------------
                                            E.  Greg  McCartney
                                            President


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